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Exhibit (a)(1)(C)

         NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF SHARES OF COMMON STOCK
OF
MONOLITHIC SYSTEM TECHNOLOGY, INC.
TO
MOUNTAIN ACQUISITION SUB, INC.,
A WHOLLY OWNED SUBSIDIARY OF
SYNOPSYS, INC.
(Not to be used for signature guarantees)

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
  AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, APRIL 16, 2004,
  UNLESS THE OFFER IS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE OF THE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") representing shares of common stock, par value $0.01 per share ("Shares"), of Monolithic System Technology, Inc., a Delaware corporation, are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Computershare Trust Company of New York, the depositary for the Offer (the "Depositary") or (iii) if the procedures for book-entry transfer cannot be completed on a timely basis. This form may be delivered by hand to the Depositary or transmitted by facsimile transmission or mail to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in the Purchaser's Offer to Purchase, dated March 22, 2004 (the "Offer to Purchase")). See Section 2 (Procedures for Tendering Shares of MoSys Common Stock in the Offer) of the Offer to Purchase.

The Depositary for the Offer is:

By Facsimile Transmission:	By Mail:	By Hand or Overnight Courier:
For Eligible Institutions Only: (212) 701-7636 For Telephone Confirmation Only: (212) 701-7600	Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile to a number other than as set forth above will not constitute a valid delivery to the Depositary. Deliveries to Monolithic System Technology, Inc., or D.F. King & Co., Inc., the Information Agent for the Offer, will not be forwarded to the Depositary and therefore will not constitute a valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal for the Offer is required to be guaranteed by an "eligible institution" (as described in the Offer to Purchase) under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on such Letter of Transmittal.

        The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an agent's message (as described in the Offer to Purchase) and shares to the Depositary in the time period required hereby. Failure to do so could result in a financial loss to such eligible institution.

        The guarantee on the reverse side must be completed.

Ladies and Gentlemen:

        The undersigned hereby tenders to Mountain Acquisition Sub, Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Synopsys, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 (Procedures for Tendering Shares of MoSys Common Stock in the Offer) of the Offer to Purchase.

Number of Shares:	Name(s) of Record Holder(s):

Certificate Nos. (if available):
Please Print
(Check box if Shares will be tendered by book-entry transfer) ☐ The Depository Trust Company	Address(es):

(Zip Code)
Account Number	Daytime Area Code and Tel. No.:

Dated:	Signature(s):

GUARANTEE
(not to be used for signature guarantee)

        The undersigned, a firm that is a participant in the Security Transfer Agent's Medallion Program or Nasdaq Stock Market Guarantee Program or the Stock Exchange Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered herewith, in proper form for transfer, or a book-entry confirmation (as described in Section 2 (Procedures for Tendering Shares of MoSys Common Stock) of the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal for the Offer (or a facsimile copy of it), with any required signature guarantees, or an agent's message (as described in Section 2 (Procedures for Tendering Shares of MoSys Common Stock) of the Offer to Purchase), and any other required documents, within three trading days (as described in the Letter of Transmittal for the Offer) after the date hereof.

        The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver a Letter of Transmittal for the Offer or an agent's message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such eligible institution.

Name of Firm:

Authorized Signature
Address(es):		Title:

Name:
	(Zip Code)		Please Type or Print
Area Code and Tel. No.:	Dated:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL FOR THE OFFER.

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  Exhibit (a)(1)(C)